                                                                    EXHIBIT 23.2

                                                                  GRANT THORNTON

ACCOUNTANTS AND BUSINESS ADVISORS

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated April 4, 2004, accompanying the financial statements and schedules of Viskase Companies, Inc. contained in the Registration Statement and Prospectus. We consent to the use of the aforementioned reports in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts."

                                               /s/ Grant Thornton LLP

Chicago, Illinois
December 22, 2004

175 W. Jackson Blvd.
20th Floor
Chicago, IL  60604
T   312.856.0200
F   312.565.4719
W   www.grantthornton.com

GRANT THORNTON LLP
US MEMBER OF GRANT THORNTON INTERNATIONAL